Exhibit 10.10

Execution Version

FIFTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

This FIFTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT, dated as of May 4, 2018 (this “Amendment”), is made by and between TPG RE FINANCE 2, LTD., a Cayman Islands exempted company (“Seller”), and GOLDMAN SACHS BANK USA, a New York state-chartered bank (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of August 19, 2015 (as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of November 3, 2016, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 12, 2017, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 14, 2018, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and TPG RE Finance Trust Holdco, LLC (“Guarantor”) has agreed, subject to the terms and conditions hereof, to make the acknowledgements set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

Section 1.Repurchase Agreement Amendments.  The Repurchase Agreement is hereby amended as follows:

(a)Guarantor Financial Reporting.  Notwithstanding anything to the contrary in the Repurchase Agreement, including, but not limited to, Article 11(i), Article 16, Exhibit III-B, and Exhibit III-C thereof, Seller’s obligations to provide financial reporting with respect to Guarantor shall be superseded by, and shall instead be performed in accordance with, the reporting requirements set forth on Exhibit A of this Amendment.

(b)Annex II to Repurchase Agreement.  An Annex II, as set forth on Exhibit B of this Amendment, shall be added to the Repurchase Agreement.

Section 2.Conditions Precedent.  This Amendment shall become effective on the date hereof provided that this Amendment is duly executed and delivered by each of Seller and Buyer.

Section 3.Representations and Warranties.  On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

Section 4.Acknowledgments of Guarantor.  Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and Buyer and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of August 20, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein and therein.

Section 5.Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof, (a) all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

Section 6.Counterparts.  This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

Section 7.Costs and Expenses.  Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.

Section 8.Submission to Jurisdiction.  Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.

The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement.  The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

Section 9.WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

Section 10.GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Jeffrey Dawkins
Name: Jeffrey Dawkins
Title: Authorized Person

[Signature Page to Fifth Amendment to Master Repurchase and Securities Contract Agreement – TRT/GS]

SELLER:

TPG RE FINANCE 2, LTD.,
an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

[Signature Page to Fifth Amendment to Master Repurchase and Securities Contract Agreement – TRT/GS]

Acknowledged:

TPG RE FINANCE TRUST HOLDCO, LLC, a Delaware limited liability company, in its capacity as Guarantor, and solely for purposes of making the acknowledgement set forth in Section 4 of this Amendment:

By:	/s/ Matthew Coleman
Name: Matthew Coleman
Title: Vice President

[Signature Page to Fifth Amendment to Master Repurchase and Securities Contract Agreement – TRT/GS]

EXHIBIT A

Guarantor Financial Reporting

Seller shall deliver to Buyer, in form and detail satisfactory to Buyer:

(a)

as soon as available, but in any event within 90 days after the end of each fiscal year of Guarantor, a consolidated balance sheet of Guarantor and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Buyer, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)

as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Guarantor, a balance sheet of Guarantor and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Guarantor’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of Guarantor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Documents required to be delivered pursuant to the foregoing may be delivered by electronic communication (including email or otherwise) and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable party transmits such documents via email, (ii) on which the applicable party posts such documents, or provides a link thereto, on the applicable party’s website on the Internet at the website address listed on Annex II (which website address may be updated by Seller by notice to Buyer), or (iii) on which such documents are posted on the applicable party’s behalf on an Internet or intranet website, if any, to which Buyer has access (whether a commercial, third-party website or whether sponsored by Buyer).

EXHIBIT B

Annex II to Repurchase Agreement

ANNEX II

WEBSITE ADDRESS FOR FINANCIAL REPORTING

Seller and Guarantor: http://investors.tpgrefinance.com/Docs